WGT Consultants Ltd.
1016 – 470 Granville Street
Vancouver BC, V6C 1V5

June 30, 2005

US Securities and Exchange Commission
450- 5th Street N.W.
Washington DC 20549

Re:	Riverbank Resources Inc “the Company”
Form SB2 Registration Statement

Dear Sir or Madame,

We hereby consent to the inclusion or incorporation in this Form SB2 Registration Statement of my report dated April 25, 2005 entitled “Report on the Big Mike Property, Skeena Mining Division, Stewart Area, British Columbia, Canada.”

Yours Truly,

“W. G. Timmins”

W.G. Timmins, P. Eng.